Exhibit 99.1
Performant Healthcare, Inc. Announces Financial Results for First Quarter 2025
Plantation, FL., May 8, 2025 - Performant Healthcare, Inc. (Nasdaq: PHLT), a leading provider of healthcare payment integrity services, today reported the following financial results for its first quarter ended March 31, 2025:
First Quarter 2025 Financial Highlights
•Total revenue of $33.3 million, compared to total revenue of $27.3 million in the prior year period.
•Healthcare revenue of $33.2 million, compared to $25.8 million in the prior year period, an increase of approximately 29%.
•Net loss of $0.1 million, or $0.00 per diluted share, compared to net loss of $4.0 million, or $(0.05) per diluted share, in the prior year period.
•Adjusted EBITDA of $3.3 million, compared to $(1.2) million in the prior year period.
•Adjusted net income was $1.2 million, or $0.02 per diluted share, compared to adjusted net loss of $3.0 million, or $(0.04) per diluted share, in the prior year period.
First Quarter 2025 Results
Total revenue in the first quarter of 2025 was $33.3 million, an increase of 22% from total revenue of $27.3 million in the prior year period. Healthcare revenue was $33.2 million in the first quarter of 2025, representing an increase of approximately 29% from $25.8 million in the prior year period. Claims-based services revenue in the first quarter of 2025 was $17.1 million, while revenue from eligibility-based services in the first quarter was $16.1 million, an increase of 38% and 20%, respectively, over the same prior year period.
“Our first quarter revenue and profitability exceeded expectations, underscoring our commitment to a results-driven healthcare strategy,” stated Simeon Kohl, CEO of Performant. "Our quarterly results highlight the demand for Performant’s services and the robustness of our business model. We saw solid growth across both government and commercial clients in the quarter with the majority of growth continuing to come from commercial clients. In the first quarter, we implemented 13 commercial programs, estimated to contribute between $4.5 million and $5.0 million in annualized revenue at steady state. Amid an uncertain political and healthcare environment, Performant is well-positioned to provide clients with certainty and savings. Our mission is unchanged, we are committed to reducing wasteful spend in the healthcare system and we are dedicated to delivering sustainable growth and profitable expansion for our shareholders."
Net loss for the first quarter was $0.1 million, or $0.00 per diluted share, compared to a net loss of $4.0 million, or $(0.05) per diluted share, in the prior year period. Adjusted EBITDA for the first quarter was $3.3 million as compared to $(1.2) million in the prior year period. Adjusted net income for the first quarter was $1.2 million, or $0.02 per share on a diluted basis, compared to adjusted net loss of $3.0 million, or $(0.04) per diluted share, in the prior year period.
"The strong start to the year gives us confidence to increase full-year adjusted EBITDA and revenue guidance," said Rohit Ramchandani, Chief Financial Officer. "These solid first-quarter results are a testament to our commitment and execution of the strategy set forth in 2021 when we transitioned to a pure-play healthcare company. With commercial clients, our largest growth area, we continue to see strong momentum driven by solid performance, a healthy pipeline, successful implementations, and a growing backlog of new contract awards that have yet to fully scale. We expect to deliver 2025 healthcare revenues in the range of $133 million to $135 million and adjusted EBITDA in the range of $9 million to $10 million. This increase in guidance reflects our solid first-quarter results and our optimistic outlook for the remainder of the year," Ramchandani further commented.

Note Regarding Use of Non-GAAP Financial Measures
In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per diluted share. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income (loss) to net income (loss) determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income (loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax, and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In regard to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items. These items include, but are not limited to, impacts associated with interest expense, and depreciation and amortization expenses.
Earnings Conference Call
The Company will hold a conference call to discuss its first quarter 2025 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. To dial into the call you can dial 800-717-1738 or 646-307-1865.
A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 1176510. The telephonic replay will be available approximately three hours after the call, through May 15, 2025.
About Performant Healthcare, Inc.
Performant supports healthcare payers in identifying, preventing, and recovering waste and improper payments by leveraging advanced technology, analytics and proprietary data assets. Performant works with leading national and regional healthcare payers to provide eligibility-based, also known as coordination-of-benefits (COB) services, as well as claims-based services, which includes the audit and identification of improperly paid claims. Performant is a leading provider of these services in both government and commercial healthcare markets. Performant also provides advanced reporting capabilities, support services, customer care, and stakeholder training programs designed to mitigate future instances of improper payments.
To learn more, please visit http://www.performanthealthcare.com

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's outlook for revenues, net income (loss), adjusted EBITDA in 2025 and beyond, our commercial client growth strategy, and our estimated revenue from commercial programs implemented in the first quarter of 2025. These forward-looking statements are based on current expectations, estimates, assumptions, and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company’s ability to generate revenue following long implementation periods associated with new customer contracts; the high level of revenue concentration among our largest customers; client relationships and the Company’s ability to maintain such client relationships; many of the Company’s customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes; anticipated trends and challenges in the Company’s business and competition in the markets in which it operates; the Company’s indebtedness and compliance, or failure to comply, with restrictive covenants in the Company’s credit agreement; opportunities and expectations for growth in the various markets in which the Company operates; the Company’s ability to hire and retain employees with specialized skills that are required for its healthcare business; downturns in domestic or global economic conditions and other macroeconomic factors; the Company’s ability to generate sufficient cash flows to fund our ongoing operations and other liquidity needs; the impact of public health pandemics such as COVID-19 on the Company’s business and operations, opportunities and expectations for the markets in which the Company operates; the impacts of a failure of the Company’s operating systems or technology infrastructure or those of third-party vendors and subcontractors; the impacts of a cybersecurity breach or related incident to the Company or any of the Company’s third-party vendors and subcontractors; the adaptability of the Company’s technology platform to new markets and processes; the Company’s ability to invest in and utilize our data and analytics capabilities to expand its capabilities; the Company’s growth strategy of expanding in existing markets and considering strategic alliances or acquisitions; the Company’s ability to maintain, protect and enhance its intellectual property; expectations regarding future expenses; expected future financial performance; and the Company’s ability to comply with and adapt to industry regulations and compliance demands.
More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2024 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.
Contact Information
Jon Bozzuto
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value amounts)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,981	$9,292
Trade accounts receivable, net of allowance for credit losses	14,713	14,165
Contract assets	13,059	10,876
Prepaid expenses and other current assets	4,217	3,991
Income tax receivable	—	34
Total current assets	41,970	38,358
Property, equipment, and software, net	14,025	14,021
Goodwill	47,372	47,372
Debt issuance costs	359	416
Right-of-use assets	867	826
Other assets	772	781
Total assets	$105,365	$101,774
Liabilities and Stockholders’ Equity
Current liabilities:
Accrued salaries and benefits	10,699	8,502
Accounts payable	1,347	482
Other current liabilities	1,807	2,091
Income taxes payable	35	—
Contract liabilities	591	753
Estimated liability for appeals and disputes	543	517
Deferred asset acquisition payments	1,216	1,243
Lease liabilities	163	383
Total current liabilities	16,401	13,971
Long-term loan payable	8,000	8,000
Deferred asset acquisition payments	2,015	2,686
Lease liabilities	723	462
Other liabilities	94	156
Total liabilities	27,233	25,275
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at March 31, 2025 and December 31, 2024 respectively; issued and outstanding 78,309 and 78,309 shares at March 31, 2025 and December 31, 2024, respectively	8	8
Additional paid-in capital	153,402	151,688
Accumulated deficit	(75,278)	(75,197)
Total stockholders’ equity	78,132	76,499
Total liabilities and stockholders’ equity	$105,365	$101,774

PERFORMANT HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues	$33,269	$27,334
Operating expenses:
Salaries and benefits	25,358	23,221
Other operating expenses	7,761	8,034
Total operating expenses	33,119	31,255
Income (loss) from operations	150	(3,921)
Interest expense	(289)	(186)
Interest income	98	106
Loss before provision for income taxes	(41)	(4,001)
Provision for income taxes	40	16
Net loss	$(81)	$(4,017)
Net loss per share
Basic	$—	$(0.05)
Diluted	$—	$(0.05)
Weighted average shares
Basic	78,309	76,920
Diluted	78,309	76,920

PERFORMANT HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(81)	$(4,017)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on disposal of assets	—	29
Depreciation and amortization	1,452	1,398
Right-of-use assets amortization	146	108
Stock-based compensation	1,714	957
Interest expense from debt issuance costs	56	58
Interest accretion on deferred asset acquisition	67	—
Changes in operating assets and liabilities:
Trade accounts receivable	(548)	3,301
Contract assets	(2,183)	(1,000)
Prepaid expenses and other current assets	(226)	(480)
Income tax receivable	34	335
Other assets	3	325
Accrued salaries and benefits	2,197	(1,850)
Accounts payable	865	1,424
Contract liabilities and other current liabilities	(446)	(365)
Income taxes payable	35	7
Estimated liability for appeals and disputes	26	(10)
Lease liabilities	(146)	(106)
Other liabilities	(61)	7
Net cash provided by operating activities	2,904	121
Cash flows from investing activities:
Purchase of property, equipment, and software	(1,450)	(3,652)
Net cash used in investing activities	(1,450)	(3,652)
Cash flows from financing activities:
Debt issuance costs paid	—	(14)
Deferred asset acquisition payments made	(765)	—
Net cash used in financing activities	(765)	(14)
Net increase (decrease) in cash and cash equivalents	689	(3,545)
Cash and cash equivalents at beginning of period	9,292	7,333
Cash and cash equivalents at end of period	$9,981	$3,788
Non-cash investing activities:
Deferred asset acquisition payments	$—	$3,718
Supplemental disclosures of cash flow information:
Cash paid (received) for income taxes	$4	$(304)
Cash paid for interest	$227	$127

PERFORMANT HEALTHCARE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Adjusted EBITDA:
Net income (loss)	$(81)	$(4,017)
Provision for income taxes	40	16
Interest expense (1)	289	186
Interest income	(98)	(106)
Stock-based compensation	1,714	957
Depreciation and amortization	1,452	1,398
Severance expenses (3)	—	336
Other	6	—
Adjusted EBITDA	$3,322	$(1,230)

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Adjusted Net Income (Loss):
Net income (loss)	$(81)	$(4,017)
Stock-based compensation	1,714	957
Amortization of debt issuance costs (2)	63	58
Severance expenses (3)	—	336
Other	6	—
Tax adjustments (4)	(490)	(372)
Adjusted net income (loss)	$1,212	$(3,038)

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Adjusted Net Income (Loss) Per Diluted Share:
Net income (loss)	$(81)	$(4,017)
Plus: Adjustment items per reconciliation of adjusted net income (loss)	1,293	979
Adjusted net income (loss)	$1,212	$(3,038)
Adjusted net income (loss) per diluted share	$0.02	$(0.04)
Diluted average shares outstanding (5)	79,407	76,920
(1)Primarily represents interest expense and amortization of debt issuance costs related to our Credit Agreement.
(2)Represents amortization of debt issuance costs related to our Credit Agreement.
(3)Represents severance expenses incurred in connection with a reduction in force for our non-healthcare recovery services.
(4)Represents tax adjustments assuming a marginal tax rate of 27.5% at full profitability.
(5)While net loss for the three months ended March 31, 2025 is ($81), the computation of adjusted net income (loss) results in adjusted net income of $1,212. Therefore, the calculation of the adjusted net income (loss) per diluted share for the three months ended March 31, 2025 includes dilutive common share equivalents of 1,098 added to the basic weighted average shares of 78,309.

PERFORMANT HEALTHCARE, INC. AND SUBSIDIARIES
Quarterly and Annual Revenues
(In thousands)
(Unaudited)
We are providing the following historical breakdown of the quarterly and annual revenue contributions under the contribution breakdowns of our healthcare revenue results for the three months ended March 31, 2025, and for the years ended December 31, 2024, 2023 and 2022:

Three Months Ended
March 31, 2025

Eligibility-based	$16,082
Claims-based	17,104
Healthcare Total	33,186
Customer Care / Outsourced Services	83
Total	$33,269

	Three Months Ended				Year Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
	(in thousands)
Eligibility-based	$13,388	$14,264	$16,070	$18,138	$61,860
Claims-based	12,412	13,661	14,217	16,141	56,431
Healthcare Total	25,800	27,925	30,287	34,279	118,291
Customer Care / Outsourced Services	1,534	1,437	1,232	487	4,690
Total	$27,334	$29,362	$31,519	$34,766	$122,981

	Three Months Ended				Year Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
	(in thousands)
Eligibility-based	$12,480	$14,131	$18,165	$16,403	$61,179
Claims-based	10,412	9,798	10,325	14,730	45,265
Healthcare Total	22,892	23,929	28,490	31,133	106,444
Recovery	19	14	—	—	33
Customer Care / Outsourced Services	2,818	1,542	1,472	1,434	7,266
Total	$25,729	$25,485	$29,962	$32,567	$113,743

	Three Months Ended				Year Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
	(in thousands)
Eligibility-based	$14,214	$12,417	$13,142	$13,511	$53,284
Claims-based	9,150	9,339	10,377	12,516	41,382
Healthcare Total	23,364	21,756	23,519	26,027	94,666
Recovery	118	7	41	75	241
Customer Care / Outsourced Services	3,601	3,918	3,618	3,140	14,277
Total	$27,083	$25,681	$27,178	$29,242	$109,184